Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2017 OPERATING RESULTS

July 27, 2017 - FHLBank Topeka (FHLBank) announces its second quarter 2017 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $45.6 million for the three months ended June 30, 2017 compared to $31.7 million for the three months ended June 30, 2016. For the six months ended June 30, 2017, FHLBank is reporting net income of $99.3 million compared to $72.2 million in the prior year period. Other operating highlights from the second quarter of 2017 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended June 30, 2017 with the Securities and Exchange Commission (SEC) on or about August 8, 2017.

President’s Comments
“The second quarter of 2017 continues the string of excellent financial results for FHLBank Topeka,” said Mark E. Yardley, President and CEO. “Our balance sheet is rock solid with outstanding asset quality and retained earnings up 7.5 percent since the end of 2016, even with the payment of a strong dividend in the second quarter of 6.50 percent on Class B activity stock. The second quarter was noteworthy in other ways for the FHLBank as we successfully released our new online system to members for the Affordable Housing Program and Homeownership Set-aside Program, implemented a new Letter of Credit application and continued construction of our new home office building in Topeka. Construction is on target for completion by the end of November 2017 with an anticipated move-in date during the first quarter 2018. We look forward to hosting members at a regional meeting in each of our four states in the coming months. Please check our website, www.fhlbtopeka.com, for the date and location of the meeting in your state.”

Operating Highlights

•
Net income increased $13.9 million, or 43.9 percent, for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016 due in large part to the fair value fluctuations on trading securities and associated derivatives described below;

•	Return on average equity (ROE) increased to 7.64 percent for the quarter ended June 30, 2017 compared to 5.82 percent for the quarter ended June 30, 2016 as a result of the increase in net income;

•
Net interest income, FHLBank's largest source of income, increased $1.1 million, or 1.7 percent, for the quarter ended June 30, 2017 compared to the prior year period due primarily to growth in advances, a reduction in long-term debt costs as a result of the decline in rates during the last half of 2016, and an increase in money market investments;

•	Total assets increased $4.5 billion, or 10.0 percent, from December 31, 2016 to June 30, 2017 led by significant advance growth in May and June;

•	The average balance of advances increased $1.5 billion, or 4.9 percent, from the quarter ended June 30, 2016 to the quarter ended June 30, 2017; and

•	FHLBank paid a 6.50 percent dividend on the average outstanding shares of Class B Common Stock during the current quarter, which effectively reduces the total cost of advances for our members.

GAAP Income
The $13.9 million and $27.2 million increases in net income for the three and six months ended June 30, 2017, respectively, were primarily a result of fair value fluctuations on derivatives and hedging activities and trading securities compared to the prior year period. The difference between swap spreads and mortgage spreads improved during the first half of 2017 compared to the prior year period, which contributed to the majority of the net increase in fair value on derivatives and trading securities of $15.2 million and $29.8 million for the three and six months ended June 30, 2017, respectively. The increase in net interest income for the three and six months ended June 30, 2017 when compared to the same periods in 2016 was the result of growth in advances, replacement of matured and called consolidated obligations at a lower cost during the last half of 2016, which partially offset the increase in the cost of debt resulting from the increase in short-term rates, and an increase in leverage that was allocated to money market investments. The increase in net income resulted in an increase in ROE for the quarter ended June 30, 2017 compared to the same period in the prior year, despite the increase in average capital.

Adjusted Income, Adjusted Net Interest Margin, and Adjusted Return on Equity
FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $7.5 million and $14.3 million for the three and six months ended June 30, 2017, respectively, compared to the same period in the prior year. The increase was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting, partially offset by an increase in compensation and benefits due to the hiring of additional employees and an increase in the base salaries of existing employees. Adjusted net interest income increased for the three and six months ended June 30, 2017 compared to the same periods in 2016 due to the replacement of called and maturing debt at a lower cost during the last half of 2016, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, increased by three basis points for the three and six months ended June 30, 2017. Adjusted net interest income considers fixed rate investments that are economically swapped to a variable rate to be variable rate investments for the purpose of calculating adjusted net interest margin, so the increase in LIBOR between periods is reflected in the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them. Net interest income under GAAP does not consider the impact of economic swaps on the associated fixed rate investments, so an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin. Under GAAP, the net interest amount that converts these instruments to a variable rate is recorded as part of Net Gain/Loss on Derivatives and Hedging Activities.

Comparative adjusted income and adjusted net interest income for the three and six months ended June 30, 2017 and 2016 are calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2017	06/30/2016	06/30/2017	06/30/2016
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$45,618	$31,702	$99,334	$72,176
Affordable Housing Program (AHP) assessments	5,074	3,526	11,044	8,024
Income before AHP assessments	50,692	35,228	110,378	80,200
Derivative (gains) losses[1]	5,526	23,425	(260)	69,667
Trading (gains) losses	(8,394)	(18,526)	(13,081)	(67,730)
Prepayment fees on terminated advances	(300)	(120)	(1,170)	(609)
Total excluded items	(3,168)	4,779	(14,511)	1,328
Adjusted income (a non-GAAP measure)	$47,524	$40,007	$95,867	$81,528
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended		Six Months Ended
	06/30/2017	06/30/2016	06/30/2017	06/30/2016
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$65,277	$64,182	$131,949	$129,052
Net interest settlements on derivatives not qualifying for hedge accounting	(4,436)	(11,871)	(9,619)	(24,115)
Prepayment fees on terminated advances	(300)	(120)	(1,170)	(609)
Adjusted net interest income (a non-GAAP measure)	$60,541	$52,191	$121,160	$104,328

Net interest margin, as calculated under GAAP for the period	0.50%	0.53%	0.52%	0.54%
Adjusted net interest margin (a non-GAAP measure)	0.46%	0.43%	0.47%	0.44%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges (derivatives that do not qualify for hedge accounting). Net interest payments or receipts on economic hedges flow through net gain (loss) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are swapped to a variable rate.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE between the comparative periods is mostly a function of increases in adjusted net interest income, despite the increase in average capital as a result of the increase in advances.

Adjusted ROE spread for the three and six months ended June 30, 2017 and 2016 is calculated as follows:

	Three Months Ended		Six Months Ended
	06/30/2017	06/30/2016	06/30/2017	06/30/2016
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,396,324	$2,189,319	$2,335,744	$2,140,929
ROE, based upon GAAP net income	7.64%	5.82%	8.58%	6.78%
Adjusted ROE, based upon adjusted income	7.95%	7.35%	8.28%	7.66%
Average overnight Federal funds effective rate	0.95%	0.37%	0.83%	0.37%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.00%	6.98%	7.45%	7.29%

Housing and Community Development Programs
Through the second quarter of 2017, 30 members submitted 58 applications for the 2017 Affordable Housing Program (AHP) competitive grant application period utilizing FHLBank’s new automated AHP solution, AHP Online. FHLBank anticipates implementation of the remaining modules of AHP Online by the end of the calendar year.
Through the second quarter of 2017, 109 members have accessed Homeownership Set-aside Program (HSP) funds through FHLBank’s new automated solution, HSP Online. HSP Online facilitates more efficient communication between members and FHLBank, reducing the amount of follow-up required, resulting in a quicker turnaround of reservation and disbursement requests.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of June 30, 2017 and December 31, 2016 and highlights of the results of operations for the three and six months ended June 30, 2017 and 2016. FHLBank’s Form 10-Q for the quarter ended June 30, 2017 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about August 8, 2017.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	06/30/2017	12/31/2016
Financial Position
Investments[1]	$15,755,784	$13,609,653
Advances	26,443,416	23,985,835
Mortgage loans held for portfolio, net	6,839,892	6,640,725
Total assets	49,741,538	45,216,749
Deposits	496,015	598,931
Consolidated obligations, net[2]	46,837,808	42,497,676
Total liabilities	47,504,133	43,254,301
Total capital stock	1,433,620	1,226,675
Retained earnings	790,406	735,196
Total capital	2,237,405	1,962,448

Regulatory capital[3]	2,230,212	1,964,541

	Three Months Ended		Six Months Ended
	06/30/2017	06/30/2016	06/30/2017	06/30/2016
Results of Operations
Interest income	$197,078	$145,112	$367,015	$287,919
Interest expense	131,801	80,930	235,066	158,867
Net interest income before loan loss (reversal) provision	65,277	64,182	131,949	129,052
Provision (reversal) for credit losses on mortgage loans	20	(212)	(25)	(469)
Net gain (loss) on trading securities	8,394	18,526	13,081	67,730
Net gain (loss) on derivatives and hedging activities	(9,962)	(35,296)	(9,359)	(93,782)
Other income	2,716	2,883	5,311	5,649
Other expenses	15,713	15,279	30,629	28,918
Income before assessments	50,692	35,228	110,378	80,200
AHP assessments	5,074	3,526	11,044	8,024
Net income	45,618	31,702	99,334	72,176

Net interest margin[4]	0.50%	0.53%	0.52%	0.54%
Weighted average dividend rate[5]	5.74%	5.30%	5.74%	5.31%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.